UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 1, 2006

Semtech Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-6395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road
Camarillo, California	93012-8790
(Address of Principal Executive Offices)	(Zip Code)

805-498-2111

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 23, 2006, the Compensation Committee of Registrant’s Board of Directors determined that the term of future stock options awarded to non-employee members of the Registrant’s Board of Directors under the Registrant’s Long-Term Stock Incentive Plan would be changed from ten years to six years. The Form of Long-Term Stock Incentive Plan Award Agreement (Non-Employee Directors) (“Form of Award”) attached hereto as Exhibit 10.1 reflects the revision of the form of award now on file to incorporate the shorter term. The Form of Award will be used to evidence awards made to non-employee members of the Registrant’s Board of Directors on and after July 1, 2006, which is the pre-established date for a semi-annual award of an option for 5,000 shares of the Registrant's common stock to each non-employee director and the date of the first award made to the non-employee directors after February 23, 2006. The full text of the Form of Award is incorporated herein by reference. The foregoing summary is qualified in its entirety by, and should be read in conjunction with, such exhibit.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit 10.1	Form of Long-Term Stock Incentive Plan Award Agreement (Non-Employee Directors)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2006	SEMTECH CORPORATION

By:	/s/	David G. Franz, Jr.
David G. Franz, Jr.
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Document

Exhibit 10.1	Form of Long-Term Stock Incentive Plan Award Agreement (Non-Employee Directors)

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